Q3 2020 EARNINGS PRESENTATION September 9, 2020 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019 and our quarterly report on Form 10-Q for the period ended April 30, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

Third Quarter 2020 Summary

NAVISTAR

- Persio Lisboa appointed President and CEO
- Q3 results lower YoY due to weaker industry conditions and COVID-19
- Ended Q3 with strong manufacturing cash balance of $1.6 billion
  - § Generated $154 million of manufacturing free cash flow



- Actions underway to further improve cost structure
- $225 million recovery zone bonds refinanced in August, lowering interest rate by 2 full points
- New San Antonio plant will be capable of building both diesel and electric trucks
- Multiple strategic partnerships announced related to advanced technologies in autonomous and electric vehicles and in the area of connectivity

Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

Q3 2020 Earnings – 9/9/2020
NYSE: NAV 3

Impact of COVID-19 Pandemic Safety measures enhanced to protect our employees, communities and operations Navistar 4.0 strategy remains focus Industry recovery underway following easing of states’ restrictions Navistar facilities remained open as an essential business Supply chain disruptions easing Parts distribution centers and dealer bodies fully operational April cash conservation activities successful Salary deferral program ended September 1st Focus shifted to additional sustainable cost savings actions Evaluating facility footprint Pursuing outsourcing opportunities Flattening organizational structure Reducing third-party supplier expenses SG&A goal of 7% to 9% of revenues Learnings from the Pandemic Business Update

Third Quarter 2020 Consolidated Results ($ in millions, except per share and units) Includes U.S. and Canada School buses and Class 6-8 trucks. Amounts attributable to Navistar International Corporation. Non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Quarters Ended July 31 2020 2019 Chargeouts(A) 11,400 24,400 Sales and Revenues $ 1,675 $ 3,042 Net Income (Loss)(B) $ -37 $ 156 Diluted Income per Share (Loss)(B) $ -0.37 $ 1.56 Adjusted Net Income (Loss)(C) $ -8 $ 147 Adjusted EBITDA(C) $ 104 $ 266 Adjusted EBITDA Margin(C) 6.2% 8.7%

Third Quarter 2020 Segments Results ($ in millions) Sales and Revenues Segment Profit (Loss) Quarters Ended July 31 Quarters Ended July 31 2020 2019 2020 2019 Truck $1,203 $2,387 $-22 $167 Parts 414 571 97 149 Global Operations 47 90 1 1 Financial Services 49 74 10 30

Strong Cash Balance, No Near-Term Manufacturing Debt Maturities Manufacturing Cash Balance(A) Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Amounts include manufacturing cash, cash equivalents, and marketable securities. Q3 2020 consolidated equivalent cash balance was $1.6 billion. Amounts exclude restricted cash.  Total manufacturing debt of $3.5 billion as of July 31, 2020. Graph does not include financed lease obligations and other, totaling $89 million.  Manufacturing Debt Maturities(B) ($ in millions) $2,150 August refinancing of recovery zone bonds April offering of senior secured notes

Appendix

Normal range is 80-120 days inventory on hand Includes US and Canada Class 6-8 company and dealer truck inventory, but does not include IC Bus *Calculation is based on the 3-month rolling average of inventory-to-retail sales ratio 140 Days Days Sales Inventory On-Hand

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 HeavyThree Months EndedJuly 31, 2020April 30, 2020January 31, 2020October 31, 2019July 31, 2019Core Markets (U.S. and Canada)Class 6 and 7 medium trucks22.1%22.9%20.3%25.9%26.8%Class 8 heavy trucks10.6%11.6%6.1%14.3%13.8%Class 8 severe service trucks16.5%14.6%14.0%19.7%14.1%Combined class 8 trucks12.6%12.5%8.5%15.7%13.9%

Worldwide Truck Chargeouts _______________________ We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts. We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks.  Other markets primarily consist of Class 4/5 vehicles, Export Truck, Mexico, and post-sale Navistar Defense. Other markets include certain Class 4/5 vehicle chargeouts of 1,500 and 3,300 GM-branded units sold to GM during the three months ended July 31, 2020 and 2019, respectively. (in units) Three Months Ended July 31, % 2020 2019 Change Change Core Markets (U.S. and Canada) School Buses 3,100 3,900 -,800 -0.20512820512820512 Class 6 and 7 Medium Trucks 3,000 8,400 -5,400 -0.6428571428571429 Class 8 Heavy Trucks 3,000 9,400 -6,400 -0.68085106382978722 Class 8 Severe Service Trucks 2,300 2,700 -,400 -0.14814814814814814 Total Core Markets 11,400 24,400 ,-13,000 -0.53278688524590168 Other Markets(A) 3,500 7,000 -3,500 -0.5 Total Worldwide Units 14,900 31,400 ,-16,500 -0.52547770700636942 Combined Class 8 Trucks 5,300 12,100 -6,800 -0.56198347107438018

Financial Services Segment 1 Navistar Financial Corporation (NFC) is the U.S. financial entity of Navistar’s Financial Services segment. Highlights Financial Services segment profit of $10M for Q3 2020 and $51M YTD 2020 Segment financing availability of $802M as of July 31, 2020 Financial Services debt/equity leverage of 3.1:1 as of July 31, 2020 Issued $300M of two-year dealer funding notes in July 2020 Retail Notes Bank Facilities Dealer Floor Plan Bank revolver capacity of $748M matures May 2024 Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts $200M TRAC facility extended to June 2021 On balance sheet NFSC wholesale trust as of July 31, 2020 $1,250M funding facility Variable portion matures May 2021 Term portions mature Sept. 2020, May 2021 and July 2022 On balance sheet Program management continuity Broad product offering Ability to support large fleets Access to less expensive capital C A P I T A L Funded by BMO Financial Group NFC(1) Facilities

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in income of non-consolidated affiliates? A:Equity in income of non-consolidated affiliates is derived from the ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which the company does not own 100% and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2020 and beyond pension funding requirements? A: For the nine months ended July 31, 2020 and 2019, we contributed $30 million and $140 million, respectively, to our pension plans to meet regulatory funding requirements. We expect to contribute $5 million to our pension plans during the remainder of 2020. During the nine months ended July 31, 2020, under provisions of the Coronavirus Aid, Relief, and Economic Security Act, our previously expected remaining 2020 pension contributions of $157 million are deferred until the first quarter of 2021. During the first quarter of 2019, we accelerated the payment of a substantial portion of our 2019 minimum required funding. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that we will be required to contribute to our pension plans in 2021 approximately $325 million, and in 2022 and 2023 approximately $185 million and $175 million per year, respectively, depending on asset performance and discount rates. Q5:What is your expectation for future cash tax payments? A:Cash tax payments are expected to remain low in 2020 and could gradually increase as the company utilizes available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2019, the Company had deferred tax assets for U.S. federal NOLs valued at $465 million, state NOLs valued at $166 million, and foreign NOLs valued at $151 million, for a total undiscounted cash value of $782 million. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $196 million and other deferred tax assets of $1.2 billion resulting in net deferred tax assets before valuation allowances of approximately $2.1 billion. Of this amount, $2.0 billion was subject to a valuation allowance at the end of FY2019.

Q7: What adjustments do you make to the ACT forecast to align with company's presentation?

A:

Reconciliation to ACT - Retail Sales	2020
ACT*	194,300
CY to FY Adjustment	15,000
"Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports	(5,000)
Total (ACT comparable Class 8 Navistar)	204,300

*Source: ACT N.A. Commercial Vehicle Outlook - August 2020

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q3 2020 Earnings – 9/9/2020

NYSE: NAV 14

Q10: What is your revenue by product type(A)? A:    ___________________________ Includes other markets primarily consisting of Bus, Export Truck and Mexico. Retail financing revenues in the Financial Services segment include interest revenue of $13 million for the three months ended July 31, 2020, and $15 million for the three months ended July 31, 2019. Wholesale financing revenues in the Financial Services segment include interest revenue of $6 million for the three months ended July 31, 2020, and $11 million for the three months ended July 31, 2019. Frequently Asked Questions Q9: How do you define manufacturing free cash flow? A: ___________________________ Net of adjustments required to eliminate certain intercompany transactions between Manufacturing operations and Financial Services operations. Quarters Ended Qtr Ended Qtr Ended ($ in millions) Jul. 31, 2020 Apr. 30, 2020 Jan. 31, 2020 Oct. 31, 2019 Jul. 31, 2019 Oct. 31, 2016 Jul. 31, 2016 Consolidated Net Cash from Operating Activities $250 $-,217 $99 $346 $294 $281 $90 Less: Net Cash from Financial Services Operations 71 -17 410 142 20 -3 95 Net Cash from Manufacturing Operations(A) ....................... 179 -,200 -,311 204 274 284 -5 Less: Capital Expenditures 25 31 59 44 24 -32 -29 Manufacturing Free Cash Flow $154 $-,231 $-,370 $160 $250 $252 $-34

Outstanding Debt Balances

NAVISTAR

($ in millions)	July 31, 2020	October 31, 2019
Manufacturing operations		
Senior Secured Term Loan Credit Agreement, due 2025, net of unamortized discount of $5 and $6, respectively, and unamortized debt issuance costs of $8 and $10, respectively	$ 1,547	$ 1,556
9.5% Senior Secured Notes, due 2025, net of unamortized debt issuance costs of $11	589	-
6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $13 and $15, respectively	1,087	1,085
Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates	220	220
Financed lease obligations	48	60
Other	41	11
Total Manufacturing operations debt	3,532	2,932
Less: Current portion	73	32
Net long-term Manufacturing operations debt	$ 3,459	$ 2,900

($ in millions)	July 31, 2020	October 31, 2019
Financial Services operations		
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2022, net of unamortized debt issuance costs of $4, at both dates	$ 1,008	$ 991
Bank credit facilities, at fixed and variable rates, due dates from 2020 through 2025, net of unamortized debt issuance costs of less than $1 and $1 respectively	914	1,059
Commercial paper, at variable rates, program matures in 2022	-	84
Borrowings secured by operating and finance leases, at various rates, due serially through 2024	105	122
Total Financial Services operations debt	2,027	2,256
Less: Current portion	792	839
Net long-term Financial Services operations debt	$ 1,235	$ 1,417

Q3 2020 Earnings – 9/9/2020
NYSE: NAV 16

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted Net Income and Adjusted EBITDA: We believe that adjusted net income and adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities, and free cash flow represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Manufacturing Free Cash Flow consists of Net cash from operating activities and Capital Expenditures, all from our Manufacturing operations Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by Sales and revenues, net.

SEC Regulation G Non-GAAP Reconciliation

Manufacturing Operations Cash, Cash Equivalents, and Marketable Securities Reconciliation:

($ in millions)	Jul. 31, 2020	Apr. 30, 2020	Jan. 31, 2020	Oct. 31, 2019	Jul. 31, 2019
Manufacturing Operations:					
Cash and Cash Equivalents	**$ 1,610**	$ 1,497	$ 977	$ 1,328	$ 1,112
Marketable Securities	**-**	-	-	-	3
Manufacturing Cash, Cash Equivalents, and Marketable securities	**$ 1,610**	$ 1,497	$ 977	$ 1,328	$ 1,115
Financial Services Operations:					
Cash and Cash Equivalents	**$ 38**	$ 50	$ 23	$ 42	$ 48
Marketable Securities	**-**	-	-	-	-
Financial Services Cash, Cash Equivalents, and Marketable securities	**$ 38**	$ 50	$ 23	$ 42	$ 48
Consolidated Balance Sheet:					
Cash and Cash Equivalents	**$ 1,648**	$ 1,547	$ 1,000	$ 1,370	$ 1,160
Marketable Securities	**-**	-	-	0	3
Consolidated Cash, Cash Equivalents, and Marketable securities	**$ 1,648**	$ 1,547	$ 1,000	$ 1,370	$ 1,163

Q3 2020 Earnings – 9/9/2020
NYSE: NAV 18

SEC Regulation G Non-GAAP Reconciliations Earnings (Loss) Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) Reconciliation ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the Manufacturing and Corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: For more detail on the items noted, please see the footnotes on slide 21. Quarters Ended July 31, ($ in millions) 2020 2019 2013 Net Income (loss) Attributable to NIC $ -37 $ 156 $ Plus: Depreciation and Amortization Expense 47 47 Manufacturing Interest Expense (A) 55 49 Adjusted for: Income Tax Expense -8 -29 EBITDA $ 73 $ 281 $ Quarters Ended April 30, (in millions) 2015 Interest expense ……………………………………………………………….. 75 Less: Financial services interest expense ………………………………….. 18 Manufacturing interest expense ……………………..……………………… 57 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 match below Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012. Quarters Ended April 30, (in millions) 2015 Loss from continuing operations attributable to NIC, net of tax ………… $ -64 Plus: Depreciation and amortization expense ……………………………….. 74 Manufacturing interest expense(A) ………………………………….…. 57 Less: Income tax benefit (expense) …………………………………………… -18 EBITDA ………………………………………………………………………… $ 85 Quarters Ended July 31, ($ in millions) 2020 2019 Interest Expense $ 71 $ 76 Less: Financial Services Interest Expense 16 27 Manufacturing Interest Expense $ 55 $ 49 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012.

SEC Regulation G Non-GAAP Reconciliation Adjusted Income Reconciliation: ____________________ For more detail on the items noted, please see the footnotes on slide 21. Quarters Ended July 31, ($ in millions) 2020 2019 Net income (loss) attributable to NIC $ -37 $ 156 Adjusted for significant items of: Adjustments to pre-existing warranties (A) 9 5 Asset impairment charges (B) 12 3 Restructuring of manufacturing operations (C) 4 — MaxxForce Advanced EGR engine lawsuits (D) -1 -31 Gain (Loss) on sales (E) — 3 Debt refinancing charges (F) — 6 Pension settlement (G) 7 — Settlement gain (H) — -1 Total adjustments 31 -15 Tax effect (I) -2 6 Adjusted net income (loss) attributable to NIC $ -8 $ 147

(A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the third quarter of 2020, we recorded $12 million of asset impairment charges related to certain assets under operating leases in our Truck segment. In the third quarter of 2019 we recorded $3 million, of asset impairment charges related to certain assets under operating leases in our Truck segment. (C) In the third quarter of 2020, we recorded restructuring charges of $4 million, in our Truck segment. (D) In the third quarter of 2020 and 2019, we recognized a net benefit of $1 million and $31 million, respectively, related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck Segment. (E) In the third quarter of 2019, we recognized a charge of $3 million in our Truck segment for adjustments to the purchase price of the sale of a majority interest in the Navistar Defense business in our Truck segment. (F) In the third quarter of 2019, we recorded a charge of $6 million for the write off of debt issuance costs and discounts associated with NFC Term Loan. (G) In the third quarter of 2020, we recorded pension settlement accounting charges of $7 million in Other expense, net in Corporate. (H) In the third quarter of 2019, we recorded interest income of $1 million, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate. (I) Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations. SEC Regulation G Non-GAAP Reconciliation